                                                                      EXHIBIT 99
                                                                      ----------

              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME
                       (in thousands, except per share)


                                                  Three Months Ended                     Twelve Months Ended
                                                     December 31,                           December 31,
                                           ------------------------------         -------------------------------
                                             1995                  1994              1995                 1994
                                           --------             ---------         ---------            ----------
                                                    (Unaudited)                  (Unaudited)
Net Sales:
    Paper                                $ 1,515,865            $ 1,183,431       $ 6,007,158          $ 4,216,795
    Wood Products                            225,053                281,943           964,880            1,101,397
                                         -----------            -----------       -----------          -----------
                                         $ 1,740,918            $ 1,465,374       $ 6,972,038          $ 5,318,192
                                         ===========            ===========       ===========          ===========
Income from Operations:
    Paper                                    367,486                113,331         1,364,786               70,887
    Wood Products                             26,521                 60,789           137,329              242,285
    General Corporate Expense                 (9,497)               (10,124)          (72,625)             (47,172)
                                         -----------            -----------       -----------          -----------
                                             384,510                163,996         1,429,490              266,000

Interest and debt expense                     53,777                 59,485           226,016              235,086
Other (income) expense - net (Note 1)          2,199                (37,950)          (33,089)             (57,342)
                                         -----------            -----------       -----------          -----------

Income Before Income Taxes                   328,534                142,461         1,236,563               88,256

Income Taxes                                 111,040                 40,189           464,728               24,951
                                         -----------            -----------       -----------          -----------

Net income                               $   217,494            $   102,272       $   771,835          $    63,305
                                         ===========            ===========       ===========          ===========

Earnings Per Common Share: (Note 2)

    Primary                              $      2.26            $      1.02       $      8.01          $      0.38
                                         ===========            ===========       ===========          ===========
    Fully Diluted                        $      2.26            $      1.02       $      7.67          $      0.38
                                         ===========            ===========       ===========          ===========

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Note 1: Other (income) expense -- net for the twelve months ended December 31,
        1995 includes gains of $89 million from the sales of certain operations in Canada and charges of $68 million primarily for the writedown of certain U.S. paper and wood products assets. The three months and twelve months ended December 31, 1994 includes a gain of $16 million from the sale of certain assets and income of $19 million from a refund due on countervailing duties on lumber exports from Canada into the United States in prior years.

Note 2: Earnings per share was calculated for each three month and twelve month period on a stand-alone basis. On June 22, 1995 the company purchased all 7,894,737 shares of Common Stock that were issued on that date upon conversion of the $92.50 Convertible Preference Stock. On June 27, 1995 the company called all $149,893,000 of its 6 1/2% Convertible Subordinated Debentures due April 15, 2011 for redemption on August 8, 1995. Virtually all of the Debentures were converted into an aggregate of 4,309,070 shares of common stock during the third quarter. The company purchased an additional 3,186,000 shares of common stock at various times during 1995. As a result of all of these transactions, the sum of the earnings per share for the four quarters of 1995 does not equal the earnings per share for the twelve months ended December 31, 1995.